EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185	Trading Symbol: VGZ NYSE American and Toronto Stock Exchanges

_____________ NEWS ____________

Vista Gold Corp. Files Updated Preliminary Feasibility Study For
The Mt Todd Gold Project

Denver, Colorado, October 7, 2019 - Vista Gold Corp. (“Vista” or the “Company”) (NYSE American and TSX: VGZ) today announced that it has completed and filed the National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) preliminary feasibility study (the “PFS”) for its Mt Todd gold project (“Mt Todd” or the “Project”) in Northern Territory, Australia to support the results of its updated preliminary feasibility study announced on September 10, 2019. The PFS successfully confirmed the efficiency of ore sorting across a broad range of head grades, the natural concentration of gold in the screen undersize material prior to sorting, the efficiency of fine grinding and the resulting improved gold recoveries, and the selection of FLSmidth’s VXP mill as the preferred fine grinding mill.
The PFS provides an assessment of the Project at a gold price of US$1,350 per troy ounce with a foreign exchange rate of US$0.70 per Australian dollar.  The base case for the PFS evaluates a 50,000 tonne per day (“tpd”) owner-operated, open-pit operation with a conventional three-stage crush and two-stage grind comminution circuit followed by a carbon-in-pulp gold recovery circuit.  The results of an alternate case designed to mine and process 33,000 tpd are also included in the PFS.  Additionally, the PFS incorporates the results of metallurgical optimization work, a redesign of the fine grinding circuit, construction and ramp-up schedule changes and a comprehensive review of all aspects of the Project, including consideration of an independent benchmarking study of key PFS parameters.  For further information on the results of the PFS and the Project, see the technical report entitled “NI 43-101 Technical Report Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study Northern Territory, Australia,” dated October 7, 2019, with an effective date of September 10, 2019, which is available on SEDAR at www.sedar.com, EDGAR at www.sec.gov, as well as on Vista’s website under “Mt Todd – Technical Reports.”
Vista’s President and CEO, Frederick H. Earnest, commented, “We are pleased with the results of the PFS, which reflect improved average life of mine gold recoveries to 91.9%, net present value at a 5% discount rate (“NPV5%”) of $823 million and an internal rate of return (“IRR”) of 23.4%, all at a conservative gold price and foreign exchange rate. We believe that Mt Todd has been de-risked through intensive, multi-year studies and application of proven technologies. All major environmental approvals have been received. We believe that Mt Todd is an exceptional asset with a NPV5% of US$1.15 billion and an IRR of 30.2% at the current gold price and foreign exchange rate.  We do not believe that the debt and dilution to build Mt Todd on a stand-alone basis is in the best interest of our shareholders.  Looking ahead, we are focused on identifying prospective development partners that we believe will recognize the value of Mt Todd, allowing us to provide what we view as appropriate reward for Vista shareholders. We are focused on creating shareholder value, and if needed we are prepared to preserve the value of Mt Todd until an appropriate strategic transaction can be completed that will reward our shareholders.”
John Rozelle, Vista’s Sr. Vice President, a Qualified Person as defined by NI 43-101, has approved the information in this press release.

About Vista Gold Corp.
The Company is a well-funded gold project developer. Our principal asset is our flagship Mt Todd gold project in Northern Territory, Australia.  Mt Todd is the largest known undeveloped gold project in Australia.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185.
For more information about our projects, including technical studies and mineral resource estimates, please visit our website at www.vistagold.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, the Company’s continued work on the Project; projected project economics, including anticipated production, average cash costs, before and after-tax NPV5%, IRR, capital requirements and expenditures, gold recovery after-tax payback, operating costs, average tonne per day milling, mining methods procedures, estimated gold recovery, project design, and life of mine; that Mt Todd has been de-risked through intensive, multi-year studies and application of proven technologies; Vista’s belief that the debt and dilution to build Mt Todd on a stand-alone basis is not in the best interest of its shareholders; Vista’s focus on identifying prospective development partners that it believes will recognize the value of Mt Todd; Vista’s intention to preserve the value of Mt Todd until an appropriate strategic transaction can be completed that will reward our shareholders and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: the accuracy of the results of the PFS, mineral resource and reserve estimates, and exploration and assay results; the terms and conditions of our agreements with contractors and our approved business plan; the anticipated timing and completion of a feasibility study on the Project; the anticipated receipt of required permits; no change in laws that materially impact mining development or operations of a mining business; the potential occurrence and timing of a production decision; the anticipated gold production at the Project; the life of any mine at the Project; and all economic projections relating to the Project, including estimated cash cost, NPV5%, IRR, and initial capital requirements.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “plans,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of mineral resource estimates, estimates of results based on such mineral resource estimates; risks relating to cost increases for capital and operating costs;  risks related to the timing and the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Annual Report Form 10-K as filed in February 2019 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Cautionary Note to United States Investors

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. This press release uses the terms “Proven reserves” and “Probable reserves”.  Reserve estimates contained in this press release are made pursuant to NI 43-101 standards in Canada and do not represent reserves under the standards of the SEC’s Industry Guide 7  and may not constitute reserves under the SEC’s newly adopted disclosure rules to modernize mineral property disclosure requirements, which became effective February 25, 2019 and will be applicable to the Company in its annual report for the fiscal year ending December 31, 2021.  Under the currently applicable SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority.  Additionally, this press release uses the terms “Measured resources”, “Indicated resources”, and “Measured & Indicated resources”.  We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101, such terms are not recognized under SEC Industry Guide 7 and normally are not permitted to be used in reports and registration statements filed with the SEC.  Mineral resources described in this press release have a great amount of uncertainty as to their economic and legal feasibility. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade, without reference to unit measures. The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC.  “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that any or all part of an Inferred resource will ever be upgraded to a higher category. U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

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